Exhibit 99.1

For Immediate Release

Del Taco Restaurants, Inc. Announces Preliminary Unaudited Fiscal
Fourth Quarter 2015 Sales Results and Updated 2015 Guidance
Strong 4Q15 System-Wide Comparable Restaurant Sales of +5.8%
Company Provides Initial 2016 Outlook

Lake Forest, CA. January 11, 2016 - Del Taco Restaurants, Inc. (“Del Taco” or the “Company”), (NASDAQ: TACO, TACOW), the second largest Mexican-American QSR chain by units in the United States, operating restaurants under the name Del Taco, today announced preliminary unaudited fiscal fourth quarter 2015 sales results ahead of its presentation tomorrow at the ICR Conference. Del Taco also provided updated guidance for fiscal year 2015 as well as initial guidance for fiscal year 2016.

Fiscal Fourth Quarter 2015 Highlights

•
System-wide comparable restaurant sales growth of approximately 5.8% and company-owned comparable restaurant sales growth of approximately 5.9%, marking the ninth and fourteenth consecutive quarter of gains, respectively;

◦	Company-owned comparable restaurant sales growth comprises check growth of 6.0%, including over 2% of menu mix growth, and approximately flat transactions at (0.1%);

•	Total revenue of approximately $133.4 million, representing 6.1% growth from the fiscal fourth quarter of 2014;

•	Restaurant sales of approximately $128.1 million, representing 6.0% growth from the fiscal fourth quarter of 2014; and

•
Based on updated 2015 guidance, Adjusted EBITDA guidance (a non-GAAP financial measure) for the fiscal fourth quarter 2015 of at least $21.0 million, representing at least 7% growth from the previous year’s fiscal fourth quarter.

The expected sales results are preliminary and unaudited, have not been reviewed by our independent registered public accountants, and remain subject to the completion of normal quarter-end accounting procedures and adjustments and are subject to change. The Company expects to release financial and operating results for its fiscal fourth quarter and fiscal year ended December 29, 2015 during March 2016.

Paul J.B. Murphy, III, President and Chief Executive Officer of Del Taco, commented, “2015 was an incredibly successful year at Del Taco and we are pleased to have delivered preliminary sales results that we believe will rank among the best in our industry. We continue to elevate and solidify our QSR+ positioning through solid execution and product innovation across our tiered menu strategy including items such as our fresh avocados, handcrafted ensaladas, and freshly grilled carne asada steak. This helped drive another quarter of impressive menu mix improvement, contributing over 2% to our check growth. Our fourth quarter performance also marked our ninth and fourteenth consecutive quarters of comparable restaurant sales growth system-wide and for company-owned restaurants, respectively. We thank all of our team members for their dedication and contributions to these outstanding results and look forward to 2016.”

Updated Fiscal 2015 Guidance

Based upon these preliminary unaudited sales results, Del Taco is offering the following updated guidance for fiscal year 2015, a 52 week period ending December 29, 2015.

•	System-wide same store sales growth of approximately 6.3%, including 6.4% for company-owned restaurants and 6.2% for franchise restaurants;

•	Total revenue of approximately $424.0 million;

•	Total company restaurant sales of approximately $407.6 million;

•	Restaurant contribution margin of at least 19.7% (representing the high end of the previously guided range);

•	G&A expenses between approximately $32.3 and $32.5 million, including non-cash stock-based compensation of approximately $2.1 million;

•	Adjusted EBITDA of at least $64.8 million (representing the high end of the previously guided range); and

•	Twelve system-wide restaurant openings, including six company-owned restaurants.

Del Taco opened three company-owned and six franchise restaurants during the fiscal fourth quarter, resulting in twelve system-wide openings during fiscal year 2015. One company-owned restaurant previously expected to open last year was delayed due to significant rains in Georgia and opened on January 6, 2016. Additionally, Del Taco closed twelve previously discussed underperforming company-owned restaurants late in the fiscal fourth quarter.

The updated 2015 guidance is based on preliminary sales results, is unaudited, has not been reviewed by our independent registered public accountants, and remains subject to change in connection with the preparation of the audited financial statements for the year ended December 29, 2015.

Initial Fiscal 2016 Guidance

The Company is providing the following initial guidance for fiscal year 2016, a 53-week period ending January 3, 2017.

•	System-wide same store sales growth of approximately 2.5% to 4.5%;

•	Total revenue between $439 million and $449 million;

•	Total company-owned restaurant sales between $422 million and $432 million;

•
New California minimum wage impact estimated to increase labor and related expenses by approximately $7.2 million, including preservation of appropriate wage differentials and incremental payroll taxes;

•	Adjusted EBITDA between $67.5 million and $70.0 million;

•	Fifteen to eighteen new system-wide restaurant openings, including the company-owned restaurant that opened in early January 2016; and

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Net capital expenditures totaling approximately $36.0 to $41.0 million including approximately $10.0 to $12.5 million for new unit construction, approximately $10.0 to $11.0 million for capitalized maintenance, approximately $10.0 to $11.5 million for discretionary investment in equipment and technology, and approximately $6.0 million for land acquisition for development after 2016.

The fiscal 2016 guidance is based on preliminary fiscal 2015 sales results and remains subject to change.

ICR Conference Participation

The Del Taco management team will present at the ICR Conference on Tuesday, January 12, 2016 at the Grande Lakes Hotel and Resort in Orlando, Florida. The presentation will begin at 8:30 AM Eastern Time and will be webcast live and later archived. The presentation will be posted to the Del Taco website at investor.deltaco.com under the “News & Events” tab on Tuesday, January 12, 2016 before the presentation begins.

Key Financial Definitions,

Comparable restaurant sales growth reflects the change in year-over-year sales for the comparable company, franchise and total system restaurant base. Restaurants are included in the comparable store base in the accounting period following its 18th full month of operations and excludes restaurant closures.

Restaurant contribution is defined as company restaurant sales less restaurant operating expenses, which are food and paper costs, labor and related expenses and occupancy and other operating expenses. Restaurant contribution margin is defined as restaurant contribution as a percentage of company restaurant sales. Restaurant contribution and restaurant contribution margin are neither required by, nor presented in accordance with, GAAP.

Adjusted EBITDA is defined as net income/loss prior to interest expense, income taxes, and depreciation and amortization, as adjusted to add back certain charges, such as stock-based compensation expense and transaction-related costs, as these expenses are not considered an indicator of ongoing company performance. Adjusted EBITDA is a non-GAAP financial measure and should not be considered as an alternative to operating income or net income/loss as a measure of operating performance or cash flows or as measures of liquidity. Non-GAAP financial measures are not necessarily calculated the same way by different companies and should not be considered a substitute for or superior to GAAP results. Adjusted EBITDA is a financial measure that was not calculated in accordance with GAAP.

About Del Taco Restaurants, Inc.

At Del Taco (NASDAQ: TACO, TACOW), all menu items taste better because they are made to order with fresh ingredients including cheddar cheese grated from 40-pound blocks, handmade pico de gallo salsa, lard-free beans slow-cooked from scratch, fresh sliced avocado and marinated chicken grilled in the restaurant. The menu, which includes a full line of breakfast, includes classic Mexican dishes such as tacos, burritos, quesadillas and nachos as well as American favorites including hamburgers, crinkle-cut fries and shakes. Del Taco's UnFreshing Believable campaign communicates the lengths the company goes to in order to deliver quality, made-to-order menu items created with freshly-prepared ingredients at unbelievable prices. With nearly 550 restaurants in 16 states, Del Taco serves more than three million guests each week. Guests are invited to "like" Del Taco on Facebook at www.facebook.com/deltaco and join its Raving Fan eClub at www.DelTaco.com/RavingFan. For more information, please visit www.deltaco.com.

Forward-Looking Statements
In addition to historical information, this release may contain a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, information concerning Del Taco’s possible or assumed future results of operations, business strategies, competitive position, industry environment, potential growth opportunities and the effects of regulation. These statements are based Del Taco’s management’s current expectations and beliefs, as well as a number of assumptions concerning future events. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose,” “preliminary,” “guidance” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Del Taco’s management’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks included, without limitation, consumer demand, our inability to successfully open company-owned or franchised restaurants or establish new markets, competition in our markets, our inability to grow and manage growth profitably, adverse changes in food and supply costs, our inability to access additional capital, changes in applicable laws or regulations, food safety and foodborne illness concerns, our inability to manage existing and to obtain additional franchisees, our inability to attract and retain qualified personnel, our inability to profitably expand into new markets, and the possibility that we may be adversely affected by other economic, business, and/or competitive factors. Additional risks and uncertainties are identified and discussed in Del Taco’s reports filed with the SEC and available at the SEC’s website at www.sec.gov and the Company’s website at www.deltaco.com.

Forward-looking statements included in this release speak only as of the date of this release. Del Taco undertakes no obligation to update its forward-looking statements to reflect events or circumstances after the date of this release or otherwise.

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Media Contact:
Julia Young
(646) 277-1280
julia.young@icrinc.com

Investor Relations Contact:
Raphael Gross
(203) 682-8253
investor@deltaco.com

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